ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

*040101*

| Filed in the office of | Document Number 2010001178-80 |
|---|---|
| Ross Miller, Secretary of State, State of Nevada | Filing Date and Time 01/04/2010 9:45 AM |
| | Entity Number E0000552010-1 |

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| **1. Name of Corporation:** | Corruven, Inc. |
| **2. Registered Agent for Service of Process:** (check only one box) | [X] Commercial Registered Agent: CRA of America, Inc. (Name)<br>[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity<br>3638 N. Rancho Dr. (Street Address) Las Vegas (City) Nevada 89130 (Zip Code)<br>Mailing Address (if different from street address) City Nevada Zip Code |
| **3. Authorized Stock:** (number of shares corporation is authorized to issue) | Number of shares with par value: 100,000,000 Par value per share: $ .001 Number of shares without par value: 0 |
| **4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) Alain Belanger (Name)<br>3638 N. Rancho Dr. (Street Address) Las Vegas (City) NV (State) 89130 (Zip Code)<br>2) Denis Duguay (Name)<br>3638 N. Rancho Dr. (Street Address) Las Vegas (City) NV (State) 89130 (Zip Code) |
| **5. Purpose:** (optional; see instructions) | The purpose of the corporation shall be: to do any legal business or enterprise. |
| **6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator) | Brad Bingham (Name) X [signature] (Incorporator Signature)<br>3638 N. Rancho Dr. (Address) Las Vegas (City) NV (State) 89130 (Zip Code) |
| **7. Certificate of Acceptance of Appointment of Registered Agent:** | I hereby accept appointment as Registered Agent for the above named Entity.<br>X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 1/2/2010 Date |

This form must be accompanied by appropriate fees. (Page 1 of 2)

**ARTICLES OF INCORPORATION**
**OF**
**CORRUVEN, INC.**
**A Nevada Corporation**
**(Pursuant to NRS Chapter 78)**

**4. Names and Addresses of the Board of Directors (continued).**

Real Gravel
3638 N. Rancho Dr.
Las Vegas, NV 89130

**8. Designation of Classes of Authorized Stock.** The number of shares the Corporation is authorized to issue is One Hundred Million (100,000,000) shares divided into two classes as follows: (i) common stock in the amount of Ninety Five Million (95,000,000) shares having par value of $0.001 each; and (ii) preferred stock in the amount of Five Million (5,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions and without shareholder approval, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof, including the par value and, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance thereof.

*090201*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

| Filed in the office of | Document Number 20100189671-25 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 03/25/2010 2:45 PM |
| | Entity Number E0000552010-1 |

# Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
### (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Corruven, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE EIGHT. [Designation of Classes of Authorized Stock].

8. Designation of Classes of Authorized Stock. The number of shares the Corporation is authorized to issue is One Hundred Million (100,000,000) shares divided into two classes as follows: (i) common stock in the amount of Ninety Five Million (95,000,000) shares having par value of $0.001 each ("Common Stock"); and (ii) preferred stock in the amount of Five Million (5,000,000) shares having par value of $0.001 each ("Preferred Stock"). The Board of Directors shall have the authority, by resolution or resolutions and without shareholder approval, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof, (continued on attached)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 13,706,135 (91%)

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

**CERTIFICATE OF AMENDMENT**
**TO THE**
**ARTICLES OF INCORPORATION**
**OF**
**CORRUVEN, INC.**
**A Nevada Corporation**

CORRUVEN, INC., a Nevada corporation (the "Corporation") organized and existing under and by virtue of the provisions of the Nevada Revised Statutes of the State of Nevada (the "NRS") DOES HEREBY CERTIFY:

Pursuant to the NRS, the Board of Directors of the Corporation hereby files this Certificate of Amendment to the Articles of Incorporation (the "Certificate") and amends Article Eight as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended as follows:

ARTICLE EIGHT. [Designation of Classes of Authorized Stock].

8. Designation of Classes of Authorized Stock. The number of shares the Corporation is authorized to issue is One Hundred Million (100,000,000) shares divided into two classes as follows: (i) common stock in the amount of Ninety Five Million (95,000,000) shares having par value of $0.001 each ("Common Stock"); and (ii) preferred stock in the amount of Five Million (5,000,000) shares having par value of $0.001 each ("Preferred Stock"). The Board of Directors shall have the authority, by resolution or resolutions and without shareholder approval, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof, including the par value and, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance thereof.

8.1 Common Stock. Each outstanding share of Common Stock of the Corporation shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of the shareholders. A majority of all shares of stock, both Common Stock and Preferred Stock, entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the NRS, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

8.2 Preferred Stock. Shares of Preferred Stock may be issued in any number of series from time to time by the Board of Directors, subject to the rights of any holders of Preferred Stock as described herein, and the Board of Directors, pursuant to the Corporation's Articles of Incorporation and Bylaws, is expressly authorized to fix by resolution or resolutions and without shareholder approval, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof, including the par value and, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance thereof. The voting powers, designations, preferences, and

relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions, if any, of the preferred stock, in one or more series, shall be as follows:

A. Series A Preferred Stock. The Corporation is authorized to issue up to Five Million (5,000,000) shares of Preferred Stock. One Hundred Thousand (100,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated as Series A Preferred Stock (the "Series A Preferred Stock") with the following rights, preferences, privileges and restrictions, qualifications and limitations.

1. Voting Rights. The holders of the Series A Preferred Stock (the "Series A Holders"), shall be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: the Series A Holder shall have such number of votes as is determined by multiplying (a) the number of shares of Series A Preferred Stock held by such holder, (b) the sum of the number of issued and outstanding shares of the Corporation's Series A Preferred Stock, any other series of Preferred Stock and Common Stock on a Fully-Diluted Basis[1] as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.000006. Such voting calculation is hereby authorized by the Corporation and the Corporation acknowledges such calculation may result in the total number of possible votes cast by the Series A Holders and all other classes of the Corporation's stock in any given voting matter exceeding the total aggregate number of shares which this Corporation shall have authority to issue.

2. Re-issuance. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of conversion, redemption or otherwise shall be reissued as Series A Preferred Stock, and all such shares thereafter shall be returned to the Corporation's treasury under the status of undesignated and un-issued shares of Preferred Stock of the Corporation.

3. Notices. Unless otherwise specified in the Corporation's Certificate of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Series A Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

4. Severability. If any word, phrase, provision or clause of this Certificate is deemed to be invalid, illegal, or unenforceable, only specific content shall be deemed stricken from this Certificate and all remaining language, content, rights, restrictions and

---

1 "Fully-Diluted Basis" shall mean the total number of issued and outstanding shares of Common Stock calculated to include the shares of Common Stock issuable upon exercise and/or conversion of all of the following outstanding: (a) securities convertible into or exchangeable for Common Stock, whether or not then convertible or exchangeable (collectively, "Convertible Securities"), (b) subscriptions, rights, options and warrants to purchase shares of Common Stock, whether or not then exercisable (collectively, "Options"), and (c) securities convertible into or exchangeable or exercisable for Options or Convertible Securities and any such underlying Options and/or Convertible Securities.

privileges of this Certificate shall remain in effect. If any word, phrase, provision or clause of this Certificate is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

* * *

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation of Corruven, Inc. on March 1, 2010.

**CORRUVEN, INC.**

By: Alain Belanger
Its: Chief Executive Officer